Exhibit 99.1

NEWS NOT FOR IMMEDIATE RELEASE

VAREX ANNOUNCES CLOSING OF OFFERING OF $200 MILLION OF

4.00% CONVERTIBLE SENIOR NOTES DUE 2025, INCLUDING FULL EXERCISE

OF OPTION TO PURCHASE ADDITIONAL NOTES

SALT LAKE CITY, June 9, 2020 – Varex Imaging Corporation (Nasdaq: VREX) today announced the closing of its previously announced offering of $200.0 million aggregate principal amount of its 4.00% Convertible Senior Notes due 2025 (the “notes”), which includes the exercise in full by the initial purchasers of their option to purchase $25.0 million aggregate principal amount of notes, in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the offering of the notes, Varex has entered into convertible note hedge and warrant transactions that are designed to offset the effect of dilution from the conversion of the notes up to an approximately 50% premium to the closing price of Varex’s common stock on June 4, 2020.

Varex estimates that the net proceeds from the offering will be approximately $193.3 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Varex intends to use the net proceeds from the offering of the notes to fund the net cost of entering into the convertible note hedge transactions (including the additional convertible note hedge transactions in connection with the initial purchasers’ option to purchase additional notes and after such cost is partially offset by the proceeds Varex receives from entering into the warrant transactions and the additional warrant transactions) and $75.0 million to partially repay indebtedness under Varex’s credit agreement. Varex intends to use the remainder of the net proceeds for general corporate purposes.

The notes are senior unsecured obligations of Varex and will accrue interest at a rate of 4.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The notes will mature on June 1, 2025, unless earlier converted, redeemed, or repurchased. The notes will not be redeemable prior to June 1, 2023. Varex may redeem all or any portion of the notes, at Varex’s option, on or after June 1, 2023 and on or before the 60th scheduled trading day immediately prior to the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price of Varex’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days (whether or not consecutive), during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Varex sends the related redemption notice; and (2) the trading day immediately preceding the date on which Varex provides such redemption notice.

The notes are convertible into cash, shares of Varex’s common stock or a combination of cash and shares of Varex’s common stock at Varex’s election at an initial conversion rate of 48.048 shares of Varex’s common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $20.81 per share of Varex’s common stock. The initial conversion price of the notes represents a premium of approximately 25% over the $16.65 closing price of Varex’s common stock on June 4, 2020.

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000

NEWS NOT FOR IMMEDIATE RELEASE

Prior to December 1, 2024, the notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. On and after December 1, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the holders at any time regardless of these conditions. If Varex undergoes a fundamental change (as defined in the indenture governing the notes), holders may require Varex to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if Varex delivers a notice of redemption, Varex will increase, in certain circumstances, the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be.

The notes and any shares of Varex’s common stock issuable upon conversion of the notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of Varex’s common stock potentially issuable upon conversion of the notes will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. Neither the notes nor the shares of Varex’s common stock potentially issuable upon conversion of the notes may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

No Offer or Solicitation

This press release does not constitute an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

About Varex

Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,000 people located at manufacturing and service center sites in North America, Europe, and Asia. For more information visit vareximaging.com.

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000

NEWS NOT FOR IMMEDIATE RELEASE

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements concerning unaudited financial results; industry or market outlook; customer demand; potential impact of tariffs, revenues, product volumes, or other expected future financial results or performance; and any statements using the terms “believe,” “expect,” “intend,” “outlook,” “future,” “anticipate,” “will,” “could,” “estimate,” “guidance,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. Such risks and uncertainties include the severity and duration of the COVID-19 pandemic and its impact on the global economy; supply chain and labor disruptions due to COVID-19 or otherwise; not receiving the intended benefit of current or future restructurings or cost-saving activities; the continued impact of tariffs or a global trade war on the company’s products and customer purchasing patterns; our ability to obtain the intended benefits and synergies of acquisitions and facility consolidations; global economic conditions; demand for and delays in delivery of products of the company or its customers; litigation costs; the company’s ability to develop, commercialize and deploy new products; the impact of reduced or limited demand by purchasers of certain X-ray products; the impact of competitive products and pricing; the ability to remediate material weaknesses in internal control; and the other risks listed from time to time in our filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. Any forward-looking statements made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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For Information Contact:

Howard Goldman

Director of Investor & Public Relations

Varex Imaging Corporation

801.978.5274 | howard.goldman@vareximaging.com

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000